UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2005, Bottomline Technologies (de), Inc. (the “Registrant”) granted a restricted stock award for 12,000 shares of common stock, $.001 par value per share, of the Registrant (“Common Stock”) to Kevin Donovan, Chief Financial Officer and Treasurer of Bottomline. The restricted stock vests over a period of four years from the date of grant, with 25% of the shares vesting on the first anniversary of the date of grant and an additional 6.25% of the shares vesting each quarter thereafter.

On December 2, 2005 the Registrant also granted a restricted stock award for 68,000 shares of Common Stock to Peter S. Fortune, the President of Bottomline Europe. These shares had been authorized for grant by the Registrant’s Board of Directors on August 25, 2005. Mr. Fortune’s restricted stock award vests at the rate of 25% on August 25, 2006 with an additional 6.25% of the shares vesting each quarter thereafter.

The restricted stock awards were made under the Registrant’s 2000 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: December 6, 2005

By: /s/ Kevin Donovan

        Kevin Donovan

        Chief Financial Officer and Treasurer